                                                                   Exhibit 10.13


                   STANDARD NNN LEASE -- MULTI-TENANT PROPERTY



                               W I T N E S S E T H


This lease ("LEASE") is entered into by and between Limar Realty Corp. #13, a California corporation ("LANDLORD") and Arena Pharmaceuticals, Inc., a Delaware corporation ("TENANT"). For and in consideration of the payment of rents and the performance of the covenants herein set forth by Tenant, Landlord does lease to Tenant and Tenant accepts the Premises described below subject to the agreements herein contained.

1.       BASIC LEASE TERMS

         a.       DATE OF LEASE:               May 4, 2000

         b.       TENANT:                      Arena Pharmaceuticals, Inc.

                  Address (of the Premises):   6138 and 6150 Nancy Ridge Drive,
                                               San Diego, CA

                  Address (for Notices):       6166 Nancy Ridge Drive,
                                               San Diego, CA

         c.       LANDLORD:                    Limar Realty Corp. #13

                  Address (for Notices):       1730 South El Camino Real,
                                               Suite 400
                                               San Mateo, California 94402
                                               Attn: Thomas A. Numainville

         d.       TENANT'S USE OF PREMISES:    Life Science research,
                                               manufacturing and  general office
                                               ("PERMITTED USE").

         e.       PREMISES:                    The Premises consist of the
                                               Ground Floor and the Second Floor
                                               and all lobbies, corridors and
                                               restrooms contained therein
                                               comprising the buildings commonly
                                               known as 6138 and 6150 Nancy
                                               Ridge Drive (the "BUILDINGS") as
                                               set forth in Exhibit A. The
                                               Premises also include the
                                               non-exclusive right to use the
                                               Common Areas of the Property.

         f.       PREMISES AREA:               1) INITIAL PREMISES -
                                                  6150 Nancy Ridge Drive -
                                                  26,324 Rentable Square Feet

                                               2) EXPANSION PREMISES -
                                                  6138 Nancy Ridge Drive -
                                                  26,324 Rentable Square Feet

         g.       PROPERTY:                    The buildings located at 6138 -
                                               6150 Nancy Ridge Drive,
                                               San Diego, California, the land
                                               on which the buildings sit (the
                                               "LAND") and all appurtenant
                                               structures and improvements
                                               including the parking lot, the
                                               Common Areas and all other
                                               driveways, sidewalks, entryways,
                                               patios and landscaping as set
                                               forth in Exhibit B.

         h.       INSURING PARTY:              Landlord is the "INSURING PARTY"
                                               unless otherwise stated herein.

         i.       TERM (inclusive):            Commencement Dates:  See P.30.
                                               ("COMMENCEMENT DATES")

                                               Expiration Date:  April 30, 2013
                                               ("EXPIRATION DATE")

         j.       TENANT'S SHARE OF PROPERTY:
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                 1) Initial Premises - 50% (26,324 sq. ft. / 52,648 sq. ft.)

                 2) Expansion Premises  -  50% (26,324 sq. ft. / 52,648 sq. ft.)
                                          ----
                                          100%
                                          ====

k.       TENANT'S NUMBER OF NON-RESERVED PARKING SPACES:

                 1) Initial Premises: 85 spaces

                 2) Expansion Premises: 85 spaces

l.       INITIAL BASE RENT:

                 1) Initial Premises: Twenty One Thousand Fifty Nine and 20/100
                    Dollars ($21,059.20) per month.

                 2) Expansion Premises:

                    a) If Expansion Premises Commencement Date occurs prior to September 1, 2001, the Initial Base Rent for the Expansion Premises shall be $21,059.20 through August 31, 2001, and thereafter in accordance with P.1.m. below.

                    b) If Expansion Premises Commencement Date occurs on or after September 1, 2001, the Initial Monthly Base Rent shall be in accordance with P.1.m. below.

m.       BASE RENT ADJUSTMENT:

         The step adjustment provisions of P.4.b. apply for the periods shown below:

                                                Monthly Base Rent
          Periods (inclusive)     Initial Premises         Expansion Premises
         ---------------------    -------------------------------------------
         9/1/2001 -- 8/31/2002       $21,690.98                 $21,690.98*
         9/1/2002 -- 8/31/2003       $22,341.71                 $22,341.71
         9/1/2003 -- 8/31/2004       $23,011.96                 $23,011.96
         9/1/2004 -- 8/31/2005       $23,702.32                 $23,702.32
         9/1/2005 -- 8/31/2006       $24,413.38                 $24,413.38
         9/1/2006 -- 8/31/2007       $25,145.79                 $25,145.79
         9/1/2007 -- 8/31/2008       $25,900.16                 $25,900.16
         9/1/2008 -- 8/31/2009       $26,677.16                 $26,677.16
         9/1/2009 -- 8/31/2010       $27,477.48                 $27,477.48
         9/1/2010 -- 8/31/2011       $28,301.80                 $28,301.80
         9/1/2011 -- 8/31/2012       $29,150.86                 $29,150.86
         9/1/2012 -- 4/30/2013       $30,025.38                 $30,025.38

         *The timing of the commencement of monthly Base Rent for the Expansion Premises shall occur in accordance with the provisions of P.30.b. below.

         n. TOTAL TERM BASE RENT (assuming an exact 152 month Lease Term for the Initial Premises and an exact 136 month Lease Term for the Expansion Premises): $7,313,878.96.

         o.       PREPAID BASE RENT:      $42,118.40

         p.       SECURITY DEPOSIT:       $758,131.20 (subject to reduction as
                                          set forth in P.6. hereof)

         q.       BROKER(S):              CB Richard Ellis (Tenant) and Voit
                                          Commercial Brokerage (Landlord)

         r. EXHIBITS: Exhibits lettered "A" through "D" are attached hereto and made a part hereof.

2.       PREMISES, PARKING AND COMMON AREAS

         a. PREMISES. The Premises as described in P.1. and Exhibit A, are a portion of the Buildings, herein sometimes referred to as the "BUILDINGS" identified in P.1. The Premises, the Buildings, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "PROPERTY" as described in P.1. and Exhibit B. Landlord hereby leases to Tenant and Tenant leases from Landlord for the Term (as defined below), at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Terms, P.1. as the "PREMISEs", including rights to the Common Areas as hereinafter specified. The Initial Premises and Expansion Premises as set forth herein shall collectively be known as the "PREMISES". Subject to any additional work Landlord has agreed herein to do, Tenant hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant agrees with the square footage specified for the Premises in
                  P.1. and will not hereafter challenge such determination and agreement. The rental payable by Tenant pursuant to this Lease is not subject to revision in the event of any discrepancy in the rentable square footage for the Premises.

         b. VEHICLE PARKING. So long as Tenant is not in default, and subject to the Rules and Regulations attached hereto as Exhibit C, and as reasonably established by Landlord from time to time, Tenant shall be entitled to use the number of parking spaces set forth in P.1. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the Rules and Regulations then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

         c. COMMON AREAS -- DEFINITION. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Property that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other tenants of the Property and their respective employees, suppliers, shippers, customers and invitees, including but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

         d. COMMON AREAS -- RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto as Exhibit C with respect to the Property and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord, or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce said rules and regulations, provided that any such modifications or amendments shall not materially interfere with Tenant's Permitted Use of the Premises, and further provided that none of the Rules and Regulations shall be enforced so as to materially abrogate or impair any right or privilege expressly granted to Tenant in this Lease. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants, their agents, employees and invitees.

         e. BUILDINGS AND COMMON AREAS -- CHANGES. Landlord shall have the right, in Landlord's reasonable discretion, from time to time:

                  1) To make changes to the Buildings interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways so long as Tenant's use and occupancy is not unreasonably impaired thereby;

                  2) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

                  3) To designate other land and improvements outside the boundaries of the Property to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Property;

                  4) To add additional buildings and improvements to the Common Areas, so long as such addition does not materially impair Tenant's access to or use and occupancy of the Premises;

                  5) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Property or any portion thereof, so long as such use does not materially impair Tenant's quiet enjoyment of the Premises; and

                  6) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment deem to be appropriate so long as Tenant's access to or use, occupancy and quiet enjoyment of the Premises is not unreasonably impaired thereby.

         f. ACCEPTANCE; QUIET ENJOYMENT. Landlord represents that it is the fee simple owner of the Premises and has full right and authority to make this Lease. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts the same from Landlord, in accordance with the provisions of this Lease. Landlord covenants that Tenant shall have peaceful and quiet enjoyment of the Premises during the Term (as defined below) of this Lease. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

3. TERM. The term ("TERM") of this Lease is for the period that commences at 12:01 a.m. on the Commencement Date and expires at 11:59 p.m. on the Expiration Date. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be an abatement of Rent (as defined below) covering the period between the Commencement Date and the date when Landlord delivers possession to Tenant, all other terms and conditions of this Lease shall remain in full force and effect. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the Term shall commence as of the Commencement Date, and there shall be no reduction of Rent between the Commencement Date and the time Tenant takes possession.

4.       RENT

         a. BASE RENT. Tenant shall pay Landlord in lawful money of the United States, without notice, demand, offset or deduction, rent in the amount(s) set forth in P.1. which shall be payable in advance on the first day of each and every calendar month ("BASE RENT") provided, however, the first month's Base Rent is due and payable upon execution of this Lease. Unless otherwise specified in writing by Landlord, all installments of Base Rent shall be payable to Limar Realty Corp. #13, Department #44294, P.O. Box 44000, San Francisco, California 94144-4294. Base Rent for any partial month at the beginning or end of this Lease will be prorated in accordance with the number of days in the subject month.

                  For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Base Rent provided herein to the periods which correspond to the actual Base Rent payments as provided under the terms and conditions of this Agreement.

         b. STEP INCREASE. The Base Rent shall be increased periodically to the amounts and at the times set forth in P.1.

         c. RENT WITHOUT OFFSET AND LATE CHARGE. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Tenant acknowledges that late payment by Tenant to Landlord of any Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefor, if any Rent is not received by Landlord within five (5) days of its due date, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest from the due date thereof at the lesser of ten percent (10%) per annum or the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter for the remainder of the Term hereof, Landlord may require Tenant to pay all future payments of Rent or other sums due by cashier's check.

         d. PREPAID BASE RENT. Upon the execution of this Lease, Tenant shall pay to Landlord the Prepaid Base Rent set forth in P.1., and such Prepaid Base Rent shall be applied toward the Base Rent due for the first month of the Term for which Base Rent is due. Landlord shall be entitled to immediately endorse and cash Tenant's Prepaid Base Rent.

         e. RENT. The term "RENT" as used in this Lease shall refer to Base Rent, Prepaid Base Rent, Real Property Taxes, Operating Expenses, Insurance Costs, repairs and maintenance costs, utilities, late charges and other similar charges payable by Tenant pursuant to this Lease either directly to Landlord or otherwise.

5.       OPERATING EXPENSES.

         a. PAYMENT BY TENANT. During the Term of this Lease, Tenant shall pay to Landlord, as additional Rent, on a monthly basis Tenant's Share of the Operating Expenses. To the extent that Operating Expenses are accounted for on a building by building basis, the Tenant's Share of Building shall apply. To the extent that Operating Expenses are accounted for on an overall Property basis, then Tenant's Share of Property shall apply.

         b. OPERATING EXPENSES. The term "OPERATING EXPENSES" shall mean all expenses, costs and disbursements (not specifically excluded from the definition of Operating Expenses below) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair and operation of the Property or any portion thereof (including all Buildings and Common Areas of the Property). Landlord's allocation to Operating Expenses of any cost or expense incurred for the Property in common with other property or activity shall be conclusive, so long as such allocation is made on a reasonable basis. Operating Expenses shall include, but not be limited to, the following:

                  1) Wages and salaries of all employees engaged in the operation, maintenance and security of the Property, including taxes, insurance and benefits relating thereto, allocated in the case of employees whose duties do not exclusively concern the Property to reflect the proportion of working time devoted to the Property; and the rental cost and overhead of any office and storage space used to provide such services.

                  2) All supplies and materials used in the operation, repair or maintenance of the Property.

                  3) Cost of all utilities, including surcharges, for the Property, including the cost of water, power and lighting which are not separately billed to and paid for by Tenant.

                  4) Cost of all maintenance and service agreements for the Property and the equipment thereon, including but not limited to, security services, exterior window cleaning, janitorial service, engineers, gardeners and trash removal services.

                  5)       All Insurance Costs, as such term is defined in P.16.

                  6) Cost of all repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to the other tenants of the Property).

                  7) A management fee for the property management of the Property in a stipulated amount equal to three percent (3%) of the total Rent.

                  8) The costs of any additional services not provided to the Property at the Commencement Date but thereafter provided by Landlord in its management of the Property.

                  9) The cost of any capital improvements to the Property or any part thereof which are made during the Term hereof with such cost to be amortized over the useful life of the improvement as reasonably determined by Landlord.

                  10)      Real Property Taxes, as that term is defined in P.11.

                  11) Assessments, dues and other amounts payable pursuant to the CC&R's described in P.7.c.

                  12) All costs billed by the Sorrento Ridge Business Park Owner's Association ("SORRENTO RIDGE ASSOCIATION") including without limitation the cost of any common area maintenance provided by the Sorrento Ridge Association.

         c.       OPERATING EXPENSES SHALL NOT INCLUDE:

                  1)       Costs paid for directly by Tenant or other tenants;

                  2) Costs incurred in connection with the financing, sale or acquisition of the Property or any portion thereof;

                  3) Costs incurred in leasing or procuring tenants (including without limitation, lease commissions, advertising expenses, attorneys' fees and expenses of renovating space for tenants);

                  4) Executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the property manager of the Property;

                  5) Subject to the provisions of P.5.b.9) above, depreciation on the Buildings or other improvements on the Property;

                  6) Legal expenses for disputes with tenants and any other professional fees of attorneys, auditors or consultants not incurred in connection with the normal maintenance and operation of the Property;

                  7) Expenses which relate to the preparation of rental space for tenants, including without limitation building permit, license and inspection costs incurred with respect to the installation or improvements made for occupants of the Property or incurred in renovating or otherwise improving, decorating, painting or decorating vacant tenant space for the Property or other occupants of the Property;

                  8) Costs incurred that are reimbursed by tenants of the Property, including Tenant, or third parties, including insurers;

                  9) Expenses for repair or replacement covered by warranties, and any costs due to casualty that are covered by insurance carried by Landlord;

                  10) Rentals and other payments by Landlord under any ground lease or other lease underlying the Lease, and interest, principal, points and other fees on debt or amortization of any debt secured in whole or part by all or any portion of the Property;

                  11) Repairs or replacements caused by Landlord's gross negligence or the gross negligence of Landlord's employees or agents;

                  12) Net income, franchise, capital stock, estate or inheritance taxes or taxes which are the personal obligation of Landlord or another tenant of the Property;

                  13)      Landlord's charitable or political contributions;

                  14) Payments to subsidiaries and affiliates of Landlord for services to the Property for supplies or other materials to the extent that the cost of such services, supplies or materials exceed the cost which would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis (provided, however, any fee for management services paid to an affiliate of Landlord shall be in the amount set forth in P.5.b.7);

                  15) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

                  16)      Advertising and promotional expenditures;

                  17) Costs or repairs and other work occasioned by fire, windstorm or other casualty of an insurable nature to the extent covered by insurance (or to the extent the casualty would have been insured but for a failure by Landlord to obtain the insurance required by this Lease);

                  18) Costs for sculpture, paintings or other objects of art other than for normal and customary lobby furnishings (nor insurance thereon or extraordinary security in connection therewith); or

                  19) The cost of any item for administration and management of the entity which constitutes Landlord (as distinguished from costs of administration and managing the Property), including costs of preparing Landlord's financial statements (as opposed to financial statements and reports for the Property) and income tax returns, of disputes between Landlord and its employees (if any), and of maintaining Landlord's corporate, partnership or other entity status.

         d. EXTRAORDINARY SERVICES. Tenant shall pay within ten (10) days of receipt of an invoice from Landlord the cost of additional or extraordinary services provided to Tenant at Tenant's request and not paid or payable by Tenant pursuant to other provisions of this Lease.

         e. IMPOUND. Landlord reserves the right, at Landlord's option, to estimate the annual cost of Operating Expenses performed by Landlord ("PROJECTED OPERATING EXPENSES") and to require same to be paid in advance. Tenant shall pay to Landlord, monthly in advance as additional Rent, one-twelfth (1/12) of the Projected Operating Expenses.

         f.       ADJUSTMENT.

                  1) ACCOUNTING. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year or portion thereof of occupancy, Landlord shall provide Tenant a statement of such year's actual Operating Expenses compared to the Projected Operating Expenses. If the actual Operating Expenses are more than the Projected Operating Expenses then Tenant shall pay Landlord, within ten
                           (10) business days of receipt of a bill therefor, the difference. If the actual Operating Expenses are less than the Projected Operating Expenses, then Tenant shall receive a credit against future Operating Expenses payments equal to the difference; provided, that in the case of an overpayment for the final lease year of the Term, Landlord shall credit the difference against any sums due from Tenant to Landlord in accordance with the terms of this Lease; and if no sums are due and unpaid, shall promptly refund the net amount to Tenant.

                  2) TENANT'S RIGHT TO AUDIT. Within sixty (60) days after receipt of Landlord's statement setting forth actual Operating Expenses (the "STATEMENT"), Tenant shall have the right to audit at Landlord's local offices, at Tenant's expense, Landlord's accounts and records relating to Operating Expenses. Such audit shall be conducted by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be paid to Tenant within thirty (30) days after the audit is concluded. If such audit reveals that Landlord has undercharged Tenant, the amount of undercharge shall be paid by Tenant to Landlord within 30 days after the audit is conducted. In addition, if the Statement exceeds the actual Operating Expenses which should have been charged to Tenant by more than six percent (6%), the cost of the audit shall be paid by Landlord.

                  3) PRORATION. Tenant's liability to pay Operating Expenses shall be prorated on the basis of a 365 (or 366, as the case may be) day year to account for any fractional portion of a year included at the commencement or expiration of the Term of this Lease.

                  4) SURVIVAL. Landlord and Tenant's obligations to pay for or credit any increase or decrease in payments pursuant to this P.5. shall survive this Lease.

         g. FAILURE TO PAY. Failure of Tenant to pay any of the charges required to be paid under this P.5. shall constitute a material default and breach of this Lease and Landlord's remedies shall be as specified in P.21.

6. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit ("SECURITY DEPOSIT") in the amount set forth in P.1. with Landlord in the form of an irrevocable Letter of Credit issued by Silicon Valley Bank or other Bank reasonably acceptable to Landlord which Letter of Credit shall be in form customarily issued by the Bank and reasonably acceptable to Landlord. If Tenant is in default beyond applicable notice and cure periods, Landlord can (but without any requirement to do so) use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately restore the Security Deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent due under this Lease. Landlord's obligations with respect to the Security Deposit are those of a debtor and not a trustee, and Landlord can commingle the Security Deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Each time the Base Rent is increased, Tenant shall either deposit additional funds with Landlord or increase the Letter of Credit sufficient to increase the Security Deposit to an amount which bears the same relationship to the Base Rent as the initial Security Deposit bore to the initial Base Rent. If Tenant is not in default at the expiration or termination of this Lease and has fully complied with the provisions of P.9., P.13.d.6) and P.26., Landlord shall authorize cancellation of the Security Deposit by Tenant. Notwithstanding the provisions of this P.6., upon written request by Tenant given anytime after August 31, 2002 and provided that Tenant has not been in default under the Lease beyond any applicable cure period, Landlord shall allow Tenant to cancel the Letter of Credit and deposit with Landlord a reduced cash Security Deposit equivalent to three (3) month's Base Rent.

7.       USE OF PREMISES

         a. TENANT'S USE. Tenant shall use the Premises solely for the purposes stated in P.1. and for no other purposes without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises to the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises, except as provided in writing in this Lease. Tenant shall promptly comply with all laws, statutes, ordinances, orders and governmental regulations now or hereafter existing affecting the Premises. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises. Tenant will not perform any act or carry on any practices that may injure the Premises. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture or mixing of anything that emits any noxious odor, or creates excessive noises, vibrations or lights affecting such other tenants. If, in Landlord's reasonable judgment, sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the Premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type (other than seeing eye dogs and laboratory animals) shall not be kept on or about the Premises. Tenant covenants that it will not interfere with other tenants' quiet enjoyment of their premises.

         b. RULES AND REGULATIONS. Tenant shall comply with and use the Premises in accordance with the Rules and Regulations attached hereto as Exhibit C and to any reasonable modifications to such Rules and Regulations as Landlord may adopt from time to time, provided however that if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall in any material way alter, reduce or adversely affect any of Tenant's rights or materially enlarge Tenant's obligations under this Lease.

         c. CC&R'S. Tenant agrees that this Lease is subject and subordinate to the Covenants, Conditions and Restrictions, a copy of which is attached hereto as Exhibit D, as they may be amended from time --------- to time ("CC&R'S"), and further agrees that the CC&R's are an integral part of this Lease. Throughout the Term or any extension thereof, notwithstanding any other provision hereof, Tenant shall faithfully and timely assume and perform all obligations of Landlord and/or Tenant under the CC&R's and any modifications or amendments thereto, including the payment of any periodic or special dues or assessments against the Premises. Such dues and assessments shall be included within the definition of Operating Expenses pursuant to P.5.b.11), and Tenant shall pay such amounts as further set forth in P.5. Tenant shall hold Landlord, its subsidiaries, shareholders, directors, officers, agents and employees harmless and indemnify Landlord, its subsidiaries, shareholders, directors, officers, agents and employees against any loss, expense and damage, including attorneys' fees and costs, arising out of the failure of Tenant to perform or comply with the CC&R's.

8.       EMISSIONS; STORAGE, USE AND DISPOSAL OF WASTE

         a.       EMISSIONS. Tenant shall not:

                  1) Knowingly permit any vehicle on the Premises or in the Commons Areas to emit exhaust which is in violation of any governmental law, rule, regulation or requirement;

                  2) Discharge, emit or permit to be discharged or emitted, any liquid, solid or gaseous matter, or any combination thereof, into the atmosphere or on, into or under the Premises, any building or other improvements of which the Premises are a part, or the ground or any body of water which matter, as reasonably determined by Landlord or any governmental entity to be in violation of law or regulation, and does or may pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect (a) the health or safety of persons, wherever located, whether on the Premises or anywhere else,
                           (b) the condition, use or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or (c) the Premises or any of the improvements thereto including buildings, foundations, pipes, utility lines, landscaping or parking areas;

                  3) Produce, or permit to be produced, any intense glare, light or heat in violation of law or regulations;

                  4) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

                  5) Create, or permit to be created, any vibration that is discernible outside the Premises; or

                  6) Transmit, receive or permit to be transmitted or received from or to the Premises, any electromagnetic, microwave or other radiation which is or may be harmful or hazardous to any person or property in, or about the Premises, or anywhere else. Notwithstanding the provisions of this P.8,Tenant may store and use Hazardous Materials in the ordinary course of the Permitted Use, so long as such Hazardous Materials are stored and used only in such quantities as are reasonably incidental to the Permitted Use and in strict compliance with this Lease and all applicable governmental regulations.

         b.       STORAGE AND USE.

                  1) STORAGE. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store in appropriate leak proof containers all solid, liquid or gaseous matter, or any combination thereof, which matter, if discharged or emitted into the atmosphere, the ground or any body of water would be in violation of law or regulation and does or may (a) pollute or contaminate the same, or (b) adversely affect the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property, whether on the Premises or anywhere else, or (iii) Premises. Tenant shall store all Hazardous Materials in compliance with applicable federal, state and local laws, ordinance, rules or regulations (including the conditions of any licenses and permits obtained by Tenant in connection with such use).

                  2) USE. In addition, without Landlord's prior written consent, Tenant shall not use, store or permit to remain on or about the Premises any solid, liquid or gaseous matter which is, or may become dangerously radioactive. If Landlord does give its consent, Tenant shall store the materials in such a manner that no radioactivity will be detectable outside a designated storage area and Tenant shall use the materials in such a manner that (a) no real or personal property outside the designated storage area shall become contaminated thereby and (b) there are and shall be no adverse effects on the (i) health or safety of persons, whether on the Premises or anywhere else, (ii) condition, use or enjoyment of the Premises or any real or personal property thereon or therein, or (iii) Premises or any of the improvements thereto or thereon. Notwithstanding the foregoing, Tenant may store and use radioactive materials in the ordinary course of the Permitted Use, so long as such radioactive materials are stored and used only in such quantities as are reasonably incidental to the Permitted Use and in strict compliance with applicable federal, state and local laws, ordinances, rules or regulations (including the conditions of Tenant's radioactive materials license).

                  3) HAZARDOUS MATERIALS. Subject to the uses permitted and prohibited to Tenant under this Lease, Tenant shall store, use, employ, transport and otherwise deal with all Hazardous Materials (as defined below) employed on or about the Premises in accordance with all federal, state, or local law, ordinances, rules or regulations applicable to Hazardous Materials in connection with or respect to the Premises.

         c.       DISPOSAL OF WASTE.

                  1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

                  2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) for sewage in amounts in excess of the lesser of: (i) that reasonably contemplated by the uses permitted under this Lease or (ii) that permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

                  3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, violate any law or regulation and adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere, (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

         d. INFORMATION. Tenant shall provide Landlord with any and all information regarding Hazardous Materials in the Premises, including copies of all filings and reports to governmental entities at the time they are originated, and any other information requested by Landlord. In the event of any accident, spill or other incident involving Hazardous Materials, Tenant shall immediately report the same to Landlord and supply Landlord with all information and reports with respect to the same. All information described herein shall be provided to Landlord regardless of any claim by Tenant that it is confidential or privileged.

         e. COMPLIANCE WITH LAW. Notwithstanding any other provision in this Lease to the contrary, Tenant shall comply with all laws, statutes, ordinances, regulations, rules and other governmental requirements now or hereafter existing in complying with its obligations under this Lease, and in particular, relating to the storage, use and disposal of Hazardous Materials.

         f. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold Landlord, its agents, employees, lenders, shareholders, directors, representatives, successors and assigns harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including but not limited to reasonable attorneys' fees) arising out of or relating to any Hazardous Materials employed, used, transported across, or otherwise dealt with by Tenant (or invitees, or persons or entities under the control of Tenant) in connection with or with respect to the Premises and the Property. Notwithstanding any of the provisions of this Lease, the indemnity obligation of Tenant pursuant to this P.8.f. shall survive the termination of this Lease and shall relate to any occurrence as described in this P.8.f. occurring in connection with this Lease. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all actions, causes of action, losses, damages, costs, claims, expenses, penalties, obligations or liabilities of any kind whatsoever (including reasonable attorneys' fees) arising out of or relating to (i) Hazardous Materials employed, used, transported to the Premises, for which the Premises are a part thereof, by Landlord, its agents or employees or (ii) Hazardous Materials existing on, in or under the Premises as of the date of this Lease. For purposes of this Lease the term "HAZARDOUS MATERIALS" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule or regulation applicable to the Premises, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyis (PCB's), or radon gas, urea formaldehyde, asbestos or lead.

9. SIGNS AND COMMUNICATIONS ANTENNAE. Tenant shall not place any sign or communications antennae upon or adjacent to the Premises, except that Tenant may, with Landlord's prior written consent, and at Tenant's sole cost and expense, install on the exterior of the Premises and on a monument sign in front of the Premises (but not on the roof) such signs as are reasonably required to indicate Tenant's company name or logo provided such signs are in compliance with Landlord's standard sign criteria or install communications antennae used exclusively by Tenant provided such signs and/or communications antennae are in compliance with all applicable governmental requirements and the CC&R's. The installation of any sign or communications antennae on or adjacent to the Premises by or for Tenant shall be subject to the provisions of
         P.13. (Repairs and Maintenance). Tenant shall remove any sign or communications antennae placed on or adjacent to the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises caused thereby, all at Tenant's expense. If any signs or communications antennae are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs or communications antennae and repair any damage or injury to the Premises at Tenant's sole cost and expense. Notwithstanding any other provision of this Lease to the contrary, Landlord reserves all rights to the use of the roof and the right to install and receive all revenues from the installation of such other signs or communications antennae on the Premises, including the roof, as do not unreasonably interfere with the conduct of Tenant's business within the Premises.

10. PERSONAL PROPERTY TAXES. Tenant shall pay at least ten (10) days prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

11.      REAL PROPERTY TAXES

         a. PAYMENT OF TAXES. Landlord shall pay the Real Property Taxes, as defined in P.11.c., imposed or allocated exclusively to the Property, during the Term of this Lease. Subject to P.11.b., Tenant shall promptly reimburse Landlord according to
                  P.5. for Tenant's Share of Property of such Real Property Taxes imposed on or allocated to the Property and paid by Landlord.

         b. ADVANCE PAYMENT. In order to ensure payment when due and before delinquency of any or all Real Property Taxes, Landlord shall estimate the current Real Property Taxes applicable to the Property, and require Tenant to pay monthly in advance with the payment of the Base Rent Tenant's Share of an amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent, would provide a fund large enough to fully discharge before delinquency the estimated installment of Real Property Taxes to be paid. When the actual amount of the applicable tax bill is known, Landlord may, but is not required to, adjust the amount of such equal monthly advance payment so as to provide the funds needed to pay the applicable Real Property Taxes before delinquency. If the amounts paid to Landlord by Tenant under the provisions of this P.11. are insufficient to discharge the obligations of Tenant to pay such Real Property Taxes as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this P.11. may be intermingled with other moneys of Landlord and shall not bear interest.

         c. DEFINITION OF "REAL PROPERTY TAXES". As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax or other fee, charge, or excise which may be imposed as a substitute for any of the foregoing (excluding inheritance, income or estate taxes and any franchise taxes on the privilege of maintaining Landlord's entity status) imposed upon the Property by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Property, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Property. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Property or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the parties hereto.

12. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay that proportion allocated to the Premises, as reasonably determined by Landlord, of all charges jointly metered with other premises, provided, however, that if separate meters are not installed in the Premises as of the date of this Lease, then Tenant shall have the right to install separate meters for all such utilities at Tenant's sole cost and expense.

13.      REPAIRS AND MAINTENANCE

         a. LANDLORD'S OBLIGATIONS. Landlord shall keep the Property, including the foundation, exterior walls, roof, and Common Areas of the Property, and the equipment whether used exclusively for the Premises or in common with other premises, in good condition and repair subject to reimbursement by Tenant in accordance with P.5. There shall be no abatement of Rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Property or any part thereof.

         b.       TENANT'S OBLIGATIONS.

                  1) GENERAL. Tenant shall, at Tenant's sole cost and expense and at all times, contract for janitorial services and supplies, keep the Premises in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fixtures, interior walls, ceilings, floors, windows, window frames, interior and exterior doors and door frames, plate glass and skylights. Tenant shall not cause or permit any Hazardous Material to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required by applicable law, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Materials and/or storage tank brought onto the Premises by or for Tenant or under its control. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

                  2) CONTRACTS. Tenant shall keep a detailed preventative maintenance schedule and log showing the frequency of maintenance on all HVAC, mechanical, electrical and other systems servicing the Premises and provide Landlord with a copy of same quarterly. If Landlord is not reasonably satisfied that Tenant's maintenance program is adequate to maintain the heating, air conditioning and ventilation equipment serving the Premises ("HVAC"), then Tenant shall, at Tenant's sole cost and expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the HVAC serving the Premises.

                  3) AS-IS CONDITION. The parties affirm that Landlord, its subsidiaries, officers, shareholders, directors, agents and/or employees have made no representations to Tenant respecting the condition of the Premises except as specifically stated herein.

                  4) AMERICANS WITH DISABILITIES ACT. Tenant acknowledges that as of the Commencement Date, the Premises may not comply with the Americans with Disabilities Act of 1990 ("ADA"), and that Landlord shall have no obligation with respect to any such failure of the Premises to so comply. Tenant shall, at its cost, at any time during the Term as required by any applicable governmental agency having jurisdiction over the Premises, make such modifications and alterations to the Premises as may be required in order to fully comply with the provisions of the ADA, as from time to time amended, and any and all regulations issued pursuant to or in connection with the ADA in such a manner as to satisfy the applicable governmental agency or agencies requiring remediation. Tenant shall at least thirty (30) days prior to the commencement of any construction in connection with satisfaction of the ADA, give written notice to Landlord of its intended commencement of construction together with sufficient details so as to reasonably disclose to Landlord the nature of the proposed construction, copies of any notices received by Tenant from applicable governmental agencies in connection with the ADA and such other documents or information as Landlord may reasonably request.

         c. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Tenant shall, at its own cost and expense, promptly and properly observe and comply with all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all governmental authorities (including but not limited to state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises. Tenant shall also comply with all such rules, laws, ordinances and requirements at the time Tenant makes any alteration, addition or change to the Premises.

         d.       MISCELLANEOUS.

                  1) Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances and rules of any public authority relating to their respective maintenance obligations as set forth herein.

                  2) Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises and the Property in good order, condition and repair. Specifically, Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for Tenant tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from Rent.

                  3) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand.

                  4) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required to make or is permitted to make by this Lease or by any tenant's lease or is required by law to make in or to any portion of the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

                  5) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises' mechanical, electrical, plumbing, HVAC or other systems serving, located in or passing through the Premises. Upon request by Landlord, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of service contracts on such systems, or other evidence of regular maintenance of such systems.

                  6) Upon the expiration or early termination of this Lease, Tenant shall return the Premises to Landlord clean and in the same condition as on the date Tenant took possession, except for normal wear and tear and except for alterations which Landlord has elected to remain in the Premises pursuant to P.14. Any damage to the Premises, including any structural damage, resulting from Tenant's use or from the removal of Tenant's fixtures, furnishings and equipment shall be repaired by Tenant prior to the end of the Term at Tenant's expense.

                  7) If Tenant shall fail to perform its obligations hereunder after reasonable notice from Landlord, then Landlord may, at Landlord's option, choose to perform any of the Tenant's obligations in this P.13. The cost of any such Tenant's obligations so performed by Landlord shall be at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any such costs incurred by Landlord in the performance of such Tenant's obligations within ten (10) days of receipt of a billing from Landlord.

14. ALTERATIONS. Tenant shall not make any alterations to the Premises or the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make non-structural alterations costing less than $25,000 per event and undertake customary laboratory rearrangement and reconfiguration, all without Landlord's consent. Regardless of whether Landlord's consent for alteration is required, Tenant must provide Landlord at least fifteen (15) business days prior to the commencement of any alteration with a complete description of each such alteration including any building permit drawing(s) and specifications provided, however, that with respect to minor non-structural alterations or rearrangements costing less than $1,000 each ("MINOR ALTERATIONS"), Tenant shall not be required to give prior notice to Landlord but shall report all Minor Alterations to Landlord on a quarterly basis. If such quarterly report describes Minor Alterations the cost of which exceeds $25,000 in the aggregate for two consecutive calendar quarters, then Landlord shall be entitled to demand thereafter prior notification of all alterations, regardless of cost. Landlord may post notices regarding non-responsibility in accordance with the laws of the state in which the Premises are located. All alterations made by Tenant, whether or not subject to the approval of Landlord, shall be performed by Tenant and its contractors in a first class workmanlike manner and permits and inspections shall be obtained from all required governmental entities. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, at least thirty (30) days before the expiration of the Term, elect to require Tenant to remove some or all of the alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall at its own cost restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later. If requested by Tenant at the time of Tenant's request for approval of alterations or improvements, Landlord shall advise Tenant in writing whether Landlord shall require Tenant to remove some or all of said alterations or improvements upon expiration or termination of the Lease. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics' liens which may result from construction by Tenant.

15. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, except for damages resulting from Landlord's gross negligence or willful misconduct, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages including attorneys' fees and costs arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease.

16.      INSURANCE

         a. PAYMENT FOR INSURANCE. Regardless of whether the Landlord or Tenant is the Insuring Party, Tenant shall pay for its proportionate share of all insurance required under this P.16. ("INSURANCE COSTS") either directly or by reimbursement to Landlord as specified in this P.16. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. Payment shall be made by Tenant to Landlord within thirty (30) days following receipt of an invoice for any amount due.

         b.       LIABILITY INSURANCE.

                  1) CARRIED BY TENANT. Whether or not Tenant is the Insuring Party, Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement and contain an "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Tenant shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. All insurance coverage required pursuant to this
                           P.16. which is to name Landlord as a named insured shall also name Landlord's subsidiaries, directors, agents, officers and employees as named insureds.

                  2) CARRIED BY LANDLORD. In the event Landlord is the Insuring Party, Landlord shall also maintain liability insurance as described in P.16.b.1), in addition to, and not in lieu of the insurance required to be maintained by Tenant. In the event Tenant is the Insuring Party, Landlord shall in addition carry Landlord's Risk Coverage and insure the Premises on Landlord's umbrella policy and Tenant shall reimburse Landlord the cost thereof. Tenant shall not be named as an additional insured therein under any insurance obtained by Landlord in accordance with this P.16.b.2).

         c.       PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                  1) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and to the holders of any mortgages, deeds of trust or ground leases on the Property ("LENDER(S)"), insuring loss or damage to the Property. The amount of such insurance shall be equal to the full replacement cost of the Property, as the same shall exist from time to time, or the amount required by Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Such policy or policies shall insure against all risks of direct physical loss or damage (including Boiler and Machinery coverage and the perils of flood and earthquake), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Property required to be demolished shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Property is located. If such insurance coverage has a deductible clause, then Tenant shall be liable for its proportionate share of such deductible amount. Even if Landlord is the Insuring Party, Tenant's personal property shall be insured by Tenant under P.16.d. rather than by Landlord.

                  2) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all Real Property Taxes, Insurance Costs and any scheduled Rent increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent, Real Property Taxes, Insurance Costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

                  3) ADJACENT PREMISES. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, the Tenant shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Tenant's acts, omissions, use or occupancy of the Premises.

                  4) TENANT'S IMPROVEMENTS. If the Landlord is the Insuring Party, the Landlord shall not be required to insure Tenant's personal property and leasehold improvements unless the item in question has become the property of Landlord under the terms of this Lease. If Tenant is the Insuring Party, the policy carried by Tenant under this P.16.c. shall insure Tenant's personal property and leasehold improvements.

         d. TENANT'S PROPERTY INSURANCE. Subject to the requirements of P.16.e., Tenant at its cost shall either by separate policy or by endorsement to a policy already carried, maintain insurance coverage on all of Tenant's personal property and Tenant's leasehold improvements in, on or about the Premises similar in coverage to that carried by the Insuring Party under P.16.c. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant owned leasehold improvements. Tenant shall be the Insuring Party with respect to the insurance required by this P.16.d. and shall provide Landlord with written evidence that such insurance is in force.

         e. INSURANCE POLICIES. If Tenant is the Insuring Party, insurance required per this P.16. shall be with companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A- X, or such other minimal rating as may be required by Lender(s) as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this P.16. If Tenant is the Insuring Party, Tenant shall cause to be delivered to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to modification or lapse except after thirty (30) days prior written notice to Landlord. Tenant shall at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this P.16., the other Party may, but shall not be required to, procure and maintain the same, but at Tenant's expense.

         f. MUTUAL WAIVER. Notwithstanding anything to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, officers, directors, shareholders, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional costs after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation.

17.      DAMAGE AND DESTRUCTION

         a. DAMAGE - RESTORATION REQUIRED. In the event that the Buildings containing the Premises are damaged by fire or other casualty which is covered under insurance pursuant to the provisions of P.16. above, Landlord shall with reasonable promptness repair the damage and restore the Premises as nearly as practicable to their previous condition provided that: (i) the destruction of the Buildings containing the Premises does not exceed sixty percent (60%) of the then replacement value of the Buildings containing the Premises; (ii) the insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (iii) in the reasonable judgment of Landlord, the restoration can be completed within two hundred and seventy
                  (270) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. The deductible amount of any insurance coverage for damage to the Premises shall be paid by Tenant. If such conditions apply so as to require Landlord to restore such damage pursuant to this P.17.a., this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Rent while such restoration takes place, such proportionate reduction to be based on the extent to which the damage and restoration efforts interfere with Tenant's business in the Premises. Tenant's right to a reduction of Rent hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage.

         b. DAMAGE - RESTORATION NOT REQUIRED. In the event that the Buildings containing the Premises are damaged by a fire or other casualty and Landlord is not required to restore such damage in accordance with the provisions of P.17.a. immediately above, Landlord shall have the option to either
                  (i) repair or restore such damage, with the Lease continuing in full force and effect, but Rent to be proportionately abated as provided in P.17.a. above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in P.17.a. above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Tenant delivers to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and the restoration can be completed in a two hundred seventy (270) day period, as reasonably determined by Landlord, and the destruction of the Buildings containing the Premises does not exceed sixty percent (60%) of the then replacement value, Landlord shall restore the Premises as provided in P.17.a. above.

         c. END OF TERM CASUALTY. Notwithstanding the provisions of P.17.a. and P.17.b. above, either Landlord or Tenant may terminate this Lease if the Buildings containing the Premises are damaged by fire or other casualty, Landlord's reasonably estimated cost of restoration of the Buildings containing the Premises exceeds ten percent (10%) of the then replacement value of the Buildings containing the Premises and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination.

         d. TERMINATION BY TENANT. In the event that the destruction to the Buildings containing the Premises cannot be restored as required herein under applicable laws and regulations within two hundred thirty (230) days of the damage or casualty, notwithstanding the availability of insurance proceeds, or if Landlord does not, within thirty (30) days after Tenant's written inquiry, acknowledge Landlord's obligation under this Lease to repair and restore the damage areas, Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in P.17a. above, shall be paid to the date of such termination.

         e. RESTORATION. Landlord agrees that, in any case in which Landlord is required to, or otherwise agrees to restore the Buildings containing the Premises, Landlord shall proceed with due diligence to make all appropriate claims and applications for the proceeds of insurance and to apply for and obtain all permits necessary for the restoration of the Buildings containing the Premises. Landlord shall use reasonable efforts to enforce any and all provisions in any mortgage, deed of trust or other encumbrance on the Buildings containing the Premises requiring Landlord and Lender to permit insurance proceeds to be used for restoration. Landlord shall restore the Premises at least equal to the condition existing prior to the date of the damage if permitted by applicable law. Landlord shall not be required to restore alterations made by Tenant, Tenant's improvements, Tenant's trade fixtures and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore provided, however, that Landlord shall, to the extent of available insurance proceeds, restore Tenant Improvements to the Premises made by Tenant such as interior offices, lab and production improvements and other like improvements.

         f.       WAIVER. Tenant waives the provisions of Civil
                  CodeSection 1932(2) and Civil CodeSection 1933(4) with respect to any destruction of the Premises.

18.      CONDEMNATION

         a. DEFINITIONS. The following definitions shall apply: (1) "CONDEMNATION" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "DATE OF TAKING" means the date the condemnor has right to possession of the property being condemned; (3) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation; and (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having power of Condemnation.

         b. OBLIGATIONS TO BE GOVERNED BY LEASE. If during the Term of the Lease there is any Condemnation of all or any part of the Buildings containing the Premises, the rights and obligations of the parties shall be determined strictly pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial condemnation of the Premises.

         c. TOTAL OR PARTIAL TAKING. If the Buildings containing the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Buildings containing the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking, provided, however, that if the Condemnation materially affects Tenant's access to the Parking and materially reduces its parking rights, an additional reduction in Base Rent shall be reasonably allocated by Landlord. Any Award for the Condemnation of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures.

19.      ASSIGNMENT OR SUBLEASE

         a. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and at Landlord's election, shall constitute a default. Notwithstanding the foregoing, Landlord's consent shall not be required for any assignment or subletting to (i) an affiliate of Tenant, so long as such assignment or sublease is not simply one step in a transaction through which an interest of Tenant is or under this Lease or in the Premises is being transferred ultimately to a person which is not an affiliate of Tenant, or (ii) an entity occupying space within the Premises solely in connection with joint development projects with Tenant. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty percent (50%) of the value of the assets of Tenant shall be deemed a voluntary assignment. Notwithstanding the sentence immediately above, if the Tenant is a corporation, the Tenant shall be entitled to assign this Lease without Landlord's prior written consent to: (i) a successor corporation related to Tenant by merger, consolidation or non-bankruptcy reorganization, provided that the surviving corporation in connection with any such assignment shall have a minimum net worth as of the date of the assignment at least equal to that of Tenant immediately prior to completion of the subject merger, consolidation or reorganization, (ii) a purchaser of substantially all of Tenant's assets, provided that immediately following such purchase, such purchaser shall have a net worth at least equal to that of Tenant immediately prior to the completion of the subject purchase, or (iii) a reorganization of Tenant through the sale of all or a portion of Tenant's Capital Stock by Initial Public Offering (an event described in (i), (ii) or (iii) above shall be referred to as a transfer to a "PERMITTED TRANSFEREE"). In connection with any assignment as described in the sentence immediately above, Landlord shall be entitled to require an increase in the Security Deposit to the extent that such increase should be commercially reasonable in Landlord's discretion given the financial condition of Tenant and the assignee following such event. Tenant shall give Landlord at least thirty (30) days prior written notice of any intended transfer to a Permitted Transferee and in connection with such transfer shall provide to Landlord copies of any documents or other information as Landlord may reasonably request. Unless otherwise expressly agreed in writing by Landlord, no assignment shall relieve Tenant of any of its obligations pursuant to this Lease. All Rent received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease applicable to the portion of the Premises subleased, after deducting therefrom the commercially reasonable brokerage commissions, moving allowance to subtenants, tenant improvements made at the request of subtenants and attorneys' fees incurred by Tenant in negotiating and documenting the sublease, shall be deemed "BONUS RENT" and Seventy-five percent (75%) of the Bonus Rent shall be promptly paid to Landlord, or, as the case may be, Seventy-five percent (75%) of all sums (determined in the same manner as Bonus Rent) to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be promptly paid to Landlord. Notwithstanding the foregoing, during the first thirty six (36) months of the Term of this Lease Tenant shall be required to pay only 50% of the Bonus Rent to Landlord with respect to the Sublease of any portion of the Expansion Premises. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, an amount equal to Landlord's reasonable attorneys' fees and costs incurred in connection with such request. Each request for consent to an assignment or subletting shall be in writing, and shall be accompanied by information as may be relevant to Landlord's determination as to the financial and operational responsibility and stability of the proposed assignee or sublessee and the appropriateness of the proposed use by such assignee or sublessee. Such information shall include a summary of the proposed use of, and any proposed modifications to, the Premises. Tenant shall provide Landlord with such other or additional information and/or documentation as may reasonably be requested by Landlord. Tenant shall, upon completion of any assignment or subletting of all or any portion of the Premises, immediately and irrevocably assign to Landlord as security for Tenant's obligations under the Lease, all Rent from any such subletting or assignment. Landlord, as assignee and attorney in fact for Tenant, shall have the right to collect all rent and other revenues collectable pursuant to any such sublet or assignment and apply such rent and other revenues towards Tenant's obligations under the Lease.

         b. No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

         c. Notwithstanding any provision to this Lease to the contrary, in any event where Landlord's consent is required for assignment or sublease, Landlord may, at its option, elect to terminate the Lease instead of approving the requested assignment or sublease. Should Landlord so elect to terminate this Lease, all of the obligations of the parties thereunder shall terminate on the later of sixty (60) days following Landlord's notice to Tenant of its election hereunder, or the effective date of the proposed assignment or subletting sought by the Tenant, but in no event later than one hundred twenty
                  (120) days following the date of Landlord's election under this P.19.c. At the time of termination, all obligations of both parties hereunder shall terminate as to obligations thereafter accruing except as otherwise expressly provided in this Lease.

20. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant: (a) a failure of Tenant to pay Rent within ten (10) days of its due date or a failure of Tenant to pay Operating Expenses and all other charges within ten (10) days of Tenant's receipt of Landlord's billing for same; (b) abandonment of the Premises; or (c) failure to timely perform any other provision of this Lease where such failure continues for a period in excess of thirty days following written notice of such failure, provided however, that if the nature of such failure is such that it cannot reasonably be cured within thirty days, then Tenant shall not be in default if Tenant commences to cure such failure within thirty days and thereafter diligently prosecutes the cure to completion. Tenant shall give written notice to Landlord of any default by Landlord of its obligations pursuant to this Lease asserted by Tenant (with a copy of such notice to any lender ("LENDER") against the Premises whose address has been provided to Tenant for such purpose). Landlord and Landlord's Lender shall be afforded a reasonable opportunity to cure any claimed default by Landlord and Landlord shall not be considered in default so long as Landlord (or Landlord's Lender) commences such cure within a reasonable period of time and thereafter, continues to attempt to complete such cure. Landlord, from time to time, shall provide Tenant with the name and address of its Lender.

21. LANDLORD'S REMEDIES. Landlord shall have the following remedies upon and following a default by Tenant and the expiration of all applicable cure periods. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law):

         a. Landlord may continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from any reletting. No act by Landlord allowed by this P.21.a. shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld or delayed. If Landlord elects to relet the Premises as provided in this P.21.a., Rent that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this P.21.a., any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord. If, on the date Rent is due under this Lease, the Rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs including for maintenance Landlord incurred in reletting that remain after applying the Rent received from the reletting as provided in this P.21.a.; and

         b. Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice thereof to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the Worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the Worth of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (3) the Worth of the amount of the unpaid Rent that would have been earned after the award throughout the remaining Term of the Lease to the extent such unpaid Rent exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (4) any other amount, including but not limited to, reasonable expenses incurred to relet the Premises, court costs, attorneys' fees and collection costs necessary to compensate Landlord for all detriment caused by Tenant's default. The "Worth", as used above in (1) and (2) in this P.21.b. is to be computed by allowing interest at the lesser of 18 percent per annum or the maximum legal interest rate permitted by law. The "Worth", as used above in (3) in this P.21.b., is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

22. ENTRY OF PREMISES. Landlord and/or its authorized representatives shall have the right after reasonable advance notice except for emergencies to enter the Premises at all reasonable times for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;
         (b) to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the Term, or to post "for rent" or "for lease" signs during the last one hundred eighty (180) days of the Term or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the Term; or (e) to repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises or to unreasonably interfere with Tenant's use of the Premises and to do any other act or thing necessary for the safety or preservation of the Premises. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this P.22, unless caused by Landlord's gross negligence or willful misconduct. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this P.22. Landlord shall conduct its activities on the Premises as provided herein in a commercially reasonable manner so as to minimize the inconvenience, annoyance or disturbance to Tenant.

23.      SUBORDINATION.

         a. AUTOMATIC SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or Landlord's Lender, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting the Premises, and (iii) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest (including without limitation to Lender) to Landlord ("SUCCESSOR"). In connection with any such termination of a ground lease or underlying lease or any foreclosure or conveyance in lieu of foreclosure made in connection with any mortgage or deed of trust, then so long as Tenant is not in default after all applicable notice and cure periods pursuant to this Lease, Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease during the Term of this Lease or any extension or renewal thereof. Notwithstanding any subordination of this Lease to the lien of any mortgage or deed of trust, the Lender, at any time, shall be entitled to subordinate the lien of its mortgage or deed of trust to this Lease by filing a notice of subordination in the County in which the Premises are located, and Lender shall agree in connection with any such filing, that Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default after all applicable notice and cure periods pursuant to this Lease. In connection with any such filing, Tenant shall be obligated to attorn to and to become a Tenant of any Successor.

         b. ADDITIONAL SUBORDINATION. From time to time at the request of Landlord, Tenant covenants and agrees to execute and deliver within ten (10) business days following the date of written request from Landlord, documents evidencing the priority or subordination of this Lease with respect to any ground lease or underlying lease or the lien of any mortgage or deed of trust in connection with the Premises. Any and all such documents shall be in such form as is reasonably acceptable to the Lender(s). Any subordination agreement so requested by Landlord shall provide for Tenant to attorn to the Successor and shall further provide that Tenant shall not be disturbed in its possession of the Premises or in the enjoyment of its rights pursuant to this Lease so long as Tenant is not in default after all applicable notice and cure periods with respect to its obligations pursuant to the Lease. Any such Subordination, Non-disturbance and Attornment Agreement shall be recorded in the official records of the office of the County Recorder in the County in which the Premises is located.

         c. NOTICE FROM LENDER. Tenant shall be entitled to rely upon any notice given by a Lender in connection with the Premises requesting that Tenant make all future Rent payments to such Lender, and Tenant shall not be liable to Landlord for any payment made to such Lender in accordance with such notice. Notwithstanding any provision to the contrary of this Lease, a Successor shall not be (i) obligated to recognize the payment of Rent for a period of more than one month in advance; (ii) responsible for liabilities accrued pursuant to this Lease prior to the date ("SUCCESSION DATE") upon which the Successor becomes the "Landlord" hereunder; (iii) responsible to cure defaults of the Landlord pursuant to this Lease existing as of the Succession Date, except for defaults of a continuing nature of which Successor received notice (as provided in P.20.) and in respect of which Tenant afforded Successor a reasonable cure period following such notice; (iv) responsible for any Security Deposit delivered by Tenant pursuant to this Lease not actually received by the Successor; or (v) bound by any execution, modification, termination or extension of this Lease or any grant of a purchase option or right of first refusal or any other action taken by the Landlord pursuant to this Lease, except in accordance with the provisions of an assignment of leases executed by Landlord in favor of a Lender.

24. ESTOPPEL CERTIFICATE; TENANT FINANCIAL STATEMENTS. Tenant, at any time and from time to time, upon not less than ten (10) business days written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any existing or prospective purchaser, ground lessor or mortgagee of any part of the Premises, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, Tenant has not accepted the Premises and specifying the reasons therefor); (b) the Commencement and Expiration Dates of this Lease; (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications); (d) whether or not to the best of Tenant's knowledge there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same); (e) whether or not to the best of Tenant's knowledge there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same); (f) the dates, if any, to which the Rent and other charges under this Lease have been paid; (g) whether or not there are Rent increases during the Lease Term and if so the amount of same; (h) whether or not the Lease contains any options or rights of first offer or first refusal; (i) the amount of any Security Deposit or other sums due Tenant; (j) the current notice address for Tenant; and (k) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this P.24. may be relied upon by Landlord and any existing or prospective purchaser, ground lessor or mortgagee of the Buildings containing the Premises. Tenant agrees, at any time upon request by Landlord, to deliver to Landlord the most recent financial statements of Tenant with an opinion from a certified public accountant, if available, including a balance sheet and profit and loss statement for the most recent prior three years, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord agrees to hold such financial statements confidential and to share them only with prospective lenders and purchasers of the Premises. Other than for prospective lenders and purchasers, Landlord shall not request financial statements more often than twice in any calendar year.

25. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provision of the Lease.

26. SURRENDER OF PREMISES. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all tenant improvements and alterations in the same condition as existed at the Commencement Date, except for ordinary wear and tear and alterations which Tenant has the right or is obligated to remove under the provisions of P.14. herein. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the Term, including, for example, restoring all wall surfaces to their condition as of the Commencement Date. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's reasonable cost for storage, removal and disposal of Tenant's personal property.

27. HOLDOVER. If Tenant with Landlord's consent remains in possession of the Premises after expiration of the Term or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month to month tenancy cancelable by either party on thirty (30) days written notice given at any time by either party and all provisions of this Lease, except those pertaining to Term, renewal options and Base Rent, shall apply and Tenant shall thereafter pay monthly Base Rent computed on a per-month basis, for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, in an amount equal to one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term.

         If Tenant holds over after the expiration or earlier termination of the Term hereof, without the consent of Landlord, Tenant shall become a Tenant at sufferance only with a continuing obligation to pay Rent provided that the Base Rent shall be one hundred fifty percent (150%) of the Base Rent that was in effect for the last full calendar month immediately preceding expiration of the Term for the first thirty (30) days of such holdover, and two hundred percent (200%) of such Base Rent thereafter during the pendency of such holdover. Acceptance by Landlord of Rent after expiration or earlier termination of the Term shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this P.27. are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability arising out of such failure, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. No provision of this P.27. shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease. The provisions of this P.27. shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law.

28. NOTICES. All notices, demands, or other communications required or contemplated under this Lease, including any notice delivered to Tenant by the Lender, shall be in writing and shall be delivered either by receipted courier service, or by the United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, at the address for notices set forth in P.1. A notice shall only be deemed to have been duly given upon the date of actual delivery or attempted delivery, as evidenced by receipt. Either Tenant or Landlord may change the address to which notices are to be given to such party hereunder by giving written notice of such change of address to the other in accordance with the notice provisions hereof.

29. TENANT IMPROVEMENTS. Landlord shall deliver the Premises in its current "as is" condition and Tenant, at Tenant's sole cost and expense, shall cause to be installed in the Premises additional tenant improvements, subject to Landlord's prior written approval of the final scope of work (the "APPROVED Work"). Tenant agrees to spend at least $1,500,000 for Approved Work by August 31, 2002 and provide Landlord by said date with written evidence of such expenditures. Landlord acknowledges and agrees that it shall not unreasonably withhold, delay or condition its approval of tenant improvements to build-out the Premises as a biotech facility provided that the type of improvements and the quality of construction are reasonably consistent with the other biotech facilities located in San Diego County, California. Landlord shall have the right to approve all of Tenant's proposed contractors and subcontractors relating to the installation of the Approved Work. Tenant shall have the right to access the Premises upon full execution and delivery of the Lease for the purpose of installing the Approved Work (the "CONSTRUCTION PERIOD") provided, however, Tenant shall be bound by the terms and conditions of the Lease during the Construction Period except for Tenant's obligation to pay Base Rent or Operating Expenses.

30.      COMMMENCEMENT DATES.

         a. INITIAL PREMISES COMMENCEMENT DATE. The Term of the Lease (and the commencement of Rent) as to the Initial Premises shall commence on the earliest to occur of (i) commencement of occupancy of the Initial Premises by Tenant's personnel, (ii) substantial completion of the Approved Work in the Initial Premises as determined by the building architect, or (iii) September 1, 2000.

         b. EXPANSION PREMISES COMMENCEMENT DATE. The Term of the Lease (and the commencement of Rent) as to the Expansion Premises shall commence upon the delivery of the Expansion Premises to Tenant, which delivery shall occur no sooner than June 1, 2001 and no later than January 1, 2002.

31.      OPTION(S) TO RENEW.

         a. GRANT OF OPTION(S). Tenant shall have the right, at its option, to extend the Lease for two (2) period(s) of five (5) years each ("EXTENDED TERM(S)") on an "as is" basis for the Initial Premises and the Expansion Premises on an "all or none" basis commencing at the expiration of the previous Term, provided that at the time of exercise and at the time of commencement of each Extended Term, Tenant is not in default beyond any applicable cure period under this Lease.

         b. EXERCISE OF OPTION(S). If Tenant decides to extend the Lease for an Extended Term, Tenant shall give written notice to Landlord of its election to extend not less than twelve (12) months prior to the expiration of the previous Term. Tenant's failure to give timely notice to Landlord of Tenant's election to extend shall be deemed a waiver of Tenant's right to extend. The terms and conditions applicable to each Extended Term shall be the same terms and conditions contained in this Lease except that Tenant shall not be entitled to any further option to extend beyond the second Extended Term. The Base Rent for each Extended Term shall be as determined in accordance with P.31.c.

         c.       DETERMINATION OF BASE RENT DURING THE EXTENDED TERM(S).

                  1) AGREEMENT ON INITIAL BASE RENT. Landlord shall not be obligated to provide Tenant with the proposed fair market rental value until three (3) months prior to the expiration of the previous Term. Landlord and Tenant shall have thirty (30) days after Landlord provides the proposed fair market rental value in which to agree on the Base Rent during each Extended Term, which shall be the fair market rental value of the Premises during said Extended Term. The fair market rental value of the Premises during said Extended Term shall be based on the uses of the Premises permitted under this Lease, the quality, size, design and location of the Premises, and the rental value for lease renewals or extensions of comparable size, quality and location and shall include annual CPI or similar periodic adjustments. If Landlord and Tenant agree on the Base Rent for each Extended Term during the thirty (30) day period, they shall immediately execute an amendment to this Lease stating the new Base Rent.

                  2) SELECTION OF APPRAISERS. If Landlord and Tenant are unable to agree on the Base Rent (including any periodic adjustments) for the subject Extended Term within the thirty (30) day period, then within ten
                           (10) days after the expiration of the thirty (30) day period and provided that Tenant has timely exercised the subject renewal option in accordance with P.31.b., Landlord and Tenant each at its own cost and by giving notice to the other party, shall appoint a competent and disinterested real estate appraiser with at least five (5) years full-time commercial appraisal experience in the Silicon Valley market area to appraise the fair market rental value of the Premises and set the Base Rent (including periodic adjustments) during said Extended Term. If either Landlord or Tenant does not appoint an appraiser within said ten (10) days, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent (including periodic adjustments) during said Extended Term. If two (2) appraisers are appointed by Landlord and Tenant as stated herein, they shall meet promptly and attempt to set the Base Rent for said Extended Term. If the two (2) appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the same qualifications within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent (including periodic adjustments). If they are unable to agree on the third appraiser, either Landlord or Tenant, by giving ten (10) days' notice to the other party, can apply to the then President of the Real Estate Board or to the Presiding Judge of the Superior Court of the County in which the Premises are located, for the selection of a third appraiser who meets the qualifications stated herein. Landlord and Tenant each shall bear one-half (-1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant, or their affiliates.

                  3) VALUE DETERMINED BY THREE (3) APPRAISERS. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent (including periodic adjustments) for each Extended Term. If a majority of the appraisers are unable to set the Base Rent (including periodic adjustments) within the stipulated period of time, Landlord's appraiser shall arrange for simultaneous exchange of written appraisals from each of the appraisers and the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent (including periodic adjustments) for the Premises during each Extended Term. If, however, the low appraisal and/or the high appraisal are/is more than fifteen percent (15%) lower and/or higher than the middle appraisal, such low appraisal and/or high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Base Rent for the Premises (including periodic adjustments) during each Extended Term. If both the low appraisal and the high appraisal are disregarded as stated in this P.31.c.3), the middle appraisal shall be the Base Rent (including periodic adjustments) for the Premises during each Extended Term.

         d. MINIMUM BASE RENT LEVEL. Notwithstanding any other provision of this Lease, in no event shall the initial Base Rent for the subject Extended Term be less than the Base Rent prevailing immediately prior to the expiration of the previous Term.

32.      MISCELLANEOUS PROVISIONS.

         a. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

         b. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in P.19.

         c. LANDLORD'S CONSENT. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion unless otherwise provided.

         d. PERSONAL RIGHTS. Notwithstanding any other provision(s) of this Lease to the contrary, any provisions of this Lease providing for the renewal, extension or early termination of the Lease and/or for the expansion of the Premises (to include without limitation rights to negotiate, rights of first refusal, etc.) shall be (i) personal to the original Tenant and shall not be assignable or otherwise transferable other than to a Permitted Transferee (either voluntarily or involuntarily) to any third party for any reason whatsoever, and (ii) conditioned upon Tenant not then being in default under this Lease.

         e. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the Broker(s) identified in P.1., who shall be compensated by Landlord in accordance with the separate agreement between Landlord and the Broker(s).

         f. OTHER CHARGES; LEGAL FEES. If Landlord becomes a party to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in connection with such appeal.

                  If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

         g. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Buildings containing the Premises, the same shall operate to release Landlord from any liability under this Lease, including as to any Security Deposit to the extent transferred to Landlord's successor-in-interest, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

         h. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

         i. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

         j. QUIET POSSESSION. Upon payment by Tenant of the Rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

         k. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions, provided such typewritten or handwritten provisions are initialed by the parties hereto.

         l. OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding until executed by all parties hereto.

         m. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other Rent payable under this Lease. As long as they do not materially increase Tenant's obligations hereunder or materially interfere with Tenant's use of the Premises for the Permitted Use, Tenant agrees to make reasonable non-monetary modifications to this Lease as may be reasonably required by Lender(s) in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

         n. CONSTRUCTION. The Landlord and Tenant acknowledge that each has had its counsel review this Lease, and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

         o. CAPTIONS. Article, section and paragraph captions are not a part hereof.

         p. EXHIBITS. For reference purposes the Exhibits are listed below:

                  Exhibit A: The Premises
                  Exhibit B: The Property
                  Exhibit C: Rules and Regulations
                  Exhibit D: Covenants, Conditions And Restrictions



LIMAR REALTY CORP. #13,               ARENA PHARMACEUTICALS, INC.,
 A CALIFORNIA CORPORATION              A DELAWARE CORPORATION

By:    /s/ Theodore H. Kruttschnitt   By:    /s/ Jack Lief

Name:     Theodore H. Kruttschnitt    Name:     Jack Lief

Title:    President                   Title:    President & CEO

Date:                                 Date:

By:    /s/ Theodore H. Kruttschnitt   By:    /s/ Richard P. Burgoon, Jr.

Name:     Theodore H. Kruttschnitt    Name:     Richard P. Burgoon, Jr.

Title:    Secretary                   Title:    Senior Vice President,
                                                Operations, General Counsel
                                                and Secretary

Date:                                 Date: